Filed pursuant to Rule 424(b)(5)
Registration Number: 333-278075

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 4, 2024)

Kopin Corporation

Up to $50,000,000

Common Stock

We have entered into an At-the-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”), to offer and sell up to $50,000,000 of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus.

In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock at any time and from time to time through Stifel as our sales agent. Sales of the common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Stifel may also sell our common stock in negotiated transactions with our prior approval.

The aggregate compensation payable to Stifel shall be equal to 3.0% of the gross sales price of the shares sold through Stifel pursuant to the Sales Agreement. In connection with the sale of the common stock on our behalf, Stifel will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Stifel will be deemed to be underwriting commissions or discounts.

Subject to the terms and conditions of the Sales Agreement, Stifel will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf any shares to be offered by us under the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “KOPN.” On January 23, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.86 per share.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Stifel

The date of this prospectus supplement is January 24, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated June 4, 2024, are part of a “shelf” registration statement on Form S-3 (File No. 333-278075). This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement, the terms the “Company,” “Kopin,” “we,” “our” and “us” or other similar terms mean Kopin Corporation and its subsidiaries, unless the context indicates otherwise.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “could,” “would,” “potential,” “seeks,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as may otherwise be required by the federal securities laws.

We have identified the following important factors that could cause actual results to differ materially from those discussed in our forward-looking statements. Such factors may be in addition to the risks described in Part I, Item 1A, “Risk Factors;” Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and other parts of our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (the “2023 Form 10-K”). These factors include but are not limited to: our ability to source semiconductor components and other raw materials used in the manufacturing of our products, including from new and alternative suppliers; our ability to prosecute and defend our proprietary technology aggressively or successfully; our ability to retain personnel with experience and expertise relevant to our business; our ability to invest in research and development to achieve profitability even during periods when we are not profitable; any disruptions or delays in our supply chains, particularly with respect to semiconductor components, whether resulting from regional or global geopolitical developments or otherwise; costs and outcomes relating to any disputes, governmental inquiries or investigations, regulatory proceedings, legal proceedings or litigation, including the final outcome of our current litigation with BlueRadios and any settlement or judgment relating thereto; our ability to continue to introduce new products in our target markets; our ability to generate revenue growth and positive cash flow, and reach profitability; the strengthening of the U.S. dollar and its effects on the price of our products in foreign markets; the impact of new regulations and customer demands relating to conflict minerals; our ability to obtain a competitive advantage in the markets we serve through our extensive portfolio of patents, trade secrets and non-patented know-how; our ability to grow within our targeted markets; the importance of small form factor displays in the development of defense, consumer, and industrial products such as thermal weapon sights, safety equipment, virtual and augmented reality gaming, training and simulation products and metrology tools; the suitability of our properties for our needs for the foreseeable future; our need to achieve and maintain positive cash flow and profitability; our ability to support our operations and capital needs for at least the next twelve months through our available cash resources; and our ability to comply with the Nasdaq continued listing requirements which if we are unable to comply with our Common Stock could be delisted, which could affect our common stock’s market price and liquidity and reduce our ability to raise capital.

Except as required by the federal securities laws, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future. You should read this prospectus supplement and the documents that we incorporate by reference into this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Before you decide to invest in shares of our common stock, to fully understand this offering and its consequences to you, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors beginning on page S-6 of this prospectus supplement and the documents incorporated by reference herein and therein.

Overview

We are a leading developer, manufacturer and seller of miniature displays and optical lenses (our “components”) for sale as individual displays, components, modules or higher-level subassemblies. We also license our intellectual property through technology license agreements. Our component products are used in high-resolution portable defense and enterprise products which are used in hostile environments, and defense training and simulation systems, 3D metrology equipment and a limited number of consumer applications. Our products enable our customers to develop and market an improved generation of products for these target applications.

Recent Developments

Litigation Update

On August 12, 2016, BlueRadios, Inc. (“BlueRadios”) filed a complaint in the U.S. District Court for the District of Colorado, alleging that the Company breached a contract between it and BlueRadios concerning an alleged joint venture between the Company and BlueRadios to design, develop and commercialize micro-display products with embedded wireless technology referred to as “Golden-i”, breached the covenant of good faith and fair dealing associated with that contract, breached its fiduciary duty to BlueRadios, and misappropriated trade secrets owned by BlueRadios in violation of Colorado law (C.R.S. § 7-74-104(4)) and the Defend Trade Secrets Act (18 U.S.C. § 1836(b)(1)). BlueRadios further alleges that the Company was unjustly enriched by its alleged misconduct, BlueRadios is entitled to an accounting to determine the amount of profits obtained by the Company as a result of its alleged misconduct, and the inventorship on at least ten patents or patent applications owned by the Company need to be corrected to list BlueRadios’ employees as inventors and thereby list BlueRadios as co-assignees of the patents. BlueRadios seeks monetary, declaratory, and injunctive relief, including for alleged non-payment of engineering retainer fees.

On October 11, 2016, the Company filed its Answer and Affirmative Defenses. The parties completed expert depositions on November 15, 2019. On December 2, 2019, the Company filed a Motion for Partial Summary Judgment requesting the Court dismiss counts 2-7 in their entirety and counts 1 and 8 in part. BlueRadios also filed a Motion for Partial Summary Judgment alleging it is the co-owner of U.S. Patent No. 8,909,296. Responses to the Motions for Partial Summary Judgment were filed on January 15, 2020, and replies were filed on February 19, 2020. On September 25, 2020, the Court denied BlueRadios’ Motion for Partial Summary Judgment. On August 3, 2022, the Court granted the Company’s Motion for Partial Summary Judgment by dismissing counts 3, 6, 7, punitive damages under count 2, and count 8 as it relates to patent applications, and denying the motion as it relates to counts 1, 4, and 5, and the remainder of counts 2 and 8. The Court also ordered discovery reopened for certain limited purposes. A trial date was set by the Court for January 22 - February 5, 2024 but then re-scheduled for March 20, 2024 - April 16, 2024.

S-3

On Monday, April 22, 2024, after a four week trial, a jury verdict was entered finding for BlueRadios and awarding approximately $5.1 million in damages as well as recommending $19.7 million in disgorgement and exemplary damages. While no final judgment has been issued by the Court, the Court will take that recommendation under advisement and will rule in its final judgment on the final amount after briefing on the issues. On May 22, 2024, the Company filed its Motion for Judgment as a Matter of Law or in the alternative for a New Trial, as well as two submissions arguing that the disgorgement and exemplary damages should not be awarded. That same day, BlueRadios filed motions seeking a permanent injunction prohibiting Kopin from selling any products that incorporate BlueRadios’ trade secrets, over $10 million in pre-judgment interest, and over $10 million in attorneys’ fees and costs. Briefing on those issues concluded on June 26, 2024. Final briefings on the motions were made by the Company and BlueRadios on October 29, 2024. As of January 24, 2025, no final judgment had been issued in this matter. The Company is currently considering an appeal of any final judgment. Any such appeal may require the Company to post a bond with the Court. The amount of any bond that may be required by the Court is unknown at this time. The Company accrued the $5.1 million in damages as well as the $19.7 million in disgorgement and exemplary damages in the six months ended June 29, 2024 financial statements.

Restructuring and Partial Spinout of OLED Development Unit

On January 5, 2023, we announced that we had entered into a Technology License Agreement (the “LS Agreement”) with Lightning Silicon Technology, Inc. (“Lightning Silicon”), a California company. Lightning Silicon is a company formed by Dr. John C.C. Fan, our former Chairman of the Board, and former Chief Executive Officer, to develop and supply advanced organic light emitting diode (“OLED”) microdisplays for the consumer augmented reality and virtual reality markets.

Under the terms of the LS Agreement, Lightning Silicon received a license to certain Kopin intellectual property to develop, manufacture and sell OLED technologies for use in the consumer market. We received an equity interest in Lightning Silicon and expect to receive royalties from the sale of products related to the licenses. We retained the ability and rights to develop, manufacture and sell OLED displays and complete optical solutions that include microdisplays to our core base in the defense and enterprise markets, as well as value added consumer applications. The Company has recorded its investment in Lightning Silicon at $0 as of June 29, 2024.

Corporate Information

We were incorporated in Delaware in 1984. The mailing address of our principal executive offices is 125 North Drive, Westborough, MA 01581. Our telephone number is (508) 870-5959 and our website is www.kopin.com. The information on our website or any other website is not incorporated by reference in this prospectus supplement and does not constitute a part of this prospectus supplement.

S-4

THE OFFERING

Common stock offered by us:	Up to an aggregate of $50,000,000 of shares of our common stock pursuant to the Sales Agreement with Stifel, Nicolaus & Company, Incorporated as sales agent
Common stock to be outstanding immediately after this offering:	Up to 38,167,939 shares (as more fully described in the notes following this table), assuming sales of 38,167,939 shares of our common stock in this offering at an assumed offering price of $1.47 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on January 22, 2025). The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering:	“At the market offering” made from time to time through Stifel. See “Plan of Distribution” in this prospectus supplement.
Use of proceeds:	We currently intend to use the net proceeds of this offering for general corporate purposes, including working capital, funding internal research & development and neural display, capital expenditures, and any payments related to pending litigation judgements owed or appeals that we may make. See “Use of Proceeds.”
Risk Factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
The Nasdaq Capital Market symbol:	“KOPN.”

The number of shares of our common stock to be outstanding immediately after this offering is based on 168,693,830 shares of our common stock issued and outstanding as of September 28, 2024, which includes:

●	5,510,914 shares of restricted common stock issued and 10,000,000 of prefunded warrants to acquire shares of our common stock

And excludes:

●	4,983,227 shares of common stock available for future issuance under our equity incentive plan

S-5

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 30, 2023, and in our updates to those Risk Factors in our proxy statements, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations could suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our securities.

Risks Related to Our Business Operations

Ongoing litigation may result in substantial financial and operational impacts.

We are currently involved in litigation related to an alleged breach of contract, which is being pursued by BlueRadios. This litigation could lead to a final judgment impacting our financial and operational results. A jury has already awarded $5.1 million in damages as well as recommended $19.7 million in disgorgement and exemplary damages related to this matter. These damages have been accrued, however the liability and or possible future payout could increase or decrease as a result of the final judgement issued by the court.

In addition, on May 22, 2024, we filed a Motion for Judgement as a Matter of Law or in the alternative for a New Trial, as well as submissions arguing that the disgorgement and exemplary damages should not be awarded. There is no guarantee that these will be granted. Furthermore, on the same day, BlueRadios filed a motion seeking a permanent injunction prohibiting us from selling any products that incorporate BlueRadios’ trade secrets, along with requiring us to pay $10 million in pre-judgment interest and over $10 million in attorneys’ fees and costs. Final briefings on the motions were made by the Company and BlueRadios on October 29, 2024. As of January 16, 2025, no final judgment had been issued in this matter. The Company is currently considering an appeal of any final judgment. Any such appeal may require the Company to post a bond with the Court. The amount of any bond that may be required by the Court is unknown at this time. If the court rules in favor of BlueRadios on these motions, we may face substantial additional damages beyond those already accrued. The Company accrued the $5.1 million in damages as well as the $19.7 million in disgorgement and exemplary damages, which was recorded in our financial statements for the nine months ended September 28, 2024.

Further, if we choose to appeal, there is no assurance that such an appeal would be successful. An unfavorable outcome could significantly affect our business operations and limit our ability to generate future revenues.

Risks Related to this Offering

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $50 million from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

S-6

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering, including without limitation the payment of legal judgments or a bond that may be required to appeal any judgment as part of the BlueRadios litigation or otherwise. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The offering price per share in this offering is higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 34,013,605 shares of our common stock are sold at a price of $1.47 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 22, 2025, for aggregate gross proceeds of up to approximately $50 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of approximately $1.12 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 28, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options will result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

We may require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We may need to raise additional capital through public or private equity or debt offerings, the sale of assets, or through arrangements with strategic partners or other sources in order to continue to develop our products. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

Our history of net operating losses and our accumulated deficit raise substantial doubt regarding our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our history of net operating losses, in addition to our significant accumulated deficit, has raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our becoming profitable in the future or to obtain the necessary capital to meet our obligations and repay our liabilities when they become due. Our determination of substantial doubt as going concern could materially limit our ability to raise additional funds through the issuance of equity securities or otherwise. There can be no assurance that we will ever become profitable or continue as a going concern.

S-7

USE OF PROCEEDS

The amount of proceeds from this offering will depend on the number of shares sold and the market price at which they are sold. We currently intend to use the net proceeds of this offering for general corporate purposes, including working capital, funding internal research & development and neural display, capital expenditures, and any payments related to pending litigation judgements owed or appeals that we may make. While we have estimated the particular uses for the net proceeds of this offering, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering for any purpose, including without limitation the payment of any legal judgments or the posting of any bond required to appeal any judgment, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending use of the net proceeds as described above, we intend to invest the net proceeds in money-market funds or U.S. treasuries until we use them for their stated purpose.

S-8

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of common stock after this offering.

The net tangible book value of our common stock as of September 28, 2024, was approximately $22,726,514, or approximately $0.135 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our common stock outstanding.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of shares of common stock offered by this prospectus supplement at an assumed public offering price of $1.47 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 22, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 28, 2024 would have been approximately $71,151,514, or approximately $0.35 per share. This represents an immediate increase in net tangible book value of approximately $0.21 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $1.12 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed public offering price per share		$1.47
Net tangible book value per share as of September 28, 2024	$0.13
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering	$0.22

As adjusted net tangible book value per share as of September 28, 2024 after giving effect to this offering		$0.35

Dilution per share to investors purchasing our common stock in this offering		$1.12

The number of shares of our common stock to be outstanding immediately after this offering is based on 168,693,830 shares of our common stock issued and outstanding as of September 28, 2024, which includes:

●	5,510,914 shares of restricted common stock issued and 10,000,000 of prefunded warrants to acquire shares of our common stock

And excludes:

●	4,983,227 shares of common stock available for future issuance under our equity incentive plan

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We have entered into an At-the-Market Equity Offering Sales Agreement, dated January 24, 2025 (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”) under which we may offer and sell shares of our common stock having an aggregate gross sales price of up to $50 million from time to time through Stifel. The Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and is incorporated by reference in this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Stifel may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. Stifel may also sell our common stock in negotiated transactions with our prior approval. We may instruct Stifel not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Stifel may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Stifel commissions, in cash, for its services in acting as agent in the sale of our common stock. Stifel will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Stifel for certain expenses incurred in connection with the offering of our common stock pursuant to the sales agreement, up to a maximum of $75,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Stifel under the terms of the Sales Agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the first business day, or such earlier day as is industry practice for regular-way trading, following the date on which any sales are made, or on some other date that is agreed upon by us and Stifel in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Stifel may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Subject to the terms and conditions of the Sales Agreement, Stifel will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf any shares to be offered by us under the Sales Agreement. In connection with the sale of the common stock on our behalf, Stifel will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Stifel will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Stifel against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement as permitted therein. We and Stifel may each terminate the Sales Agreement at any time upon written notice.

Stifel and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Stifel will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement and accompanying prospectus.

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. The underwriters are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kopin Corporation as of December 30, 2023 and December 31, 2022 and for each of the years in the three-year period ended December 30, 2023 incorporated in this prospectus supplement by reference from the Kopin Corporation Annual Report on Form 10-K for the year ended December 30, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement and the registration statement of which this prospectus supplement forms a part in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and exhibits, are available to the public on the SEC’s website at www.sec.gov.

We maintain a website at www.kopin.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider any of the information posted on or hyperlinked to our website to be a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the securities under this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 filed with the SEC on March 14, 2024;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 from our definitive proxy statement (other than information furnished rather than filed) for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 30, 2024, filed with the SEC on May 14, 2024, for the fiscal quarter ended June 29, 2024, filed with the SEC on August 8, 2024, and for the fiscal quarter ended September 28, 2024 filed with the SEC on November 12, 2024;

●	our Current Reports on our Current Reports on Form 8-K, filed with the SEC on March 14, 2024, April 16, 2024, April 23, 2024, May 14, 2024, May 22, 2024, June 6, 2024, June 11, 2024, August 8, 2024, August 14, 2024 and September 10, 2024, September 20, 2024, October 16, 2024, November 12, 2024 and December 6, 2024; and

●	the description of our common stock, par value $.01 per share contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and including any amendments or reports filed with the SEC for the purpose of updating such description.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents.

You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number: Kopin Corporation, Attn: Investor Relations, 125 North Drive, Westborough, MA 01581, (508) 870-5959.

S-11

PROSPECTUS

$200,000,000

KOPIN CORPORATION

Common Stock

Preferred Stock

Warrants

Debt Securities

Kopin Corporation (“Kopin” or the “Company”) may offer any combination of the securities described in this prospectus in one or more offerings with an aggregate offering price of up to $200,000,000. This prospectus may also be used by a selling securityholder of the securities described herein.

Kopin will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Kopin’s common stock is listed on the Nasdaq Capital Market under the symbol “KOPN.”

Kopin may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 5 of this prospectus also provides more information on this topic.

See “Risk Factors” beginning on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $200,000,000. The exhibits to our Registration Statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The Registration Statement and the exhibits can be obtained from the Securities and Exchange Commission (“SEC”) as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Kopin,” “we,” “our” and “us” or other similar terms mean Kopin Corporation and its subsidiaries, unless the context indicates otherwise.

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THE COMPANY

Incorporated in Delaware in 1984, Kopin Corporation is a leading developer and provider high-performance application-specific optical solutions consisting of high-resolution microdisplays and optics, subassemblies, and headsets. We define microdisplays as displays that have a diagonal measurement of less than 2 inches. Our products are used for defense applications (thermal weapon rifle sights, fixed and rotary wing pilot helmets, armored vehicle targeting systems, and training & simulation headsets); industrial and medical headsets; and 3D optical inspection systems. Our products are primarily used to overlay digital information on the real-world scene.

The mailing address of our principal executive offices is 125 North Drive Westborough, MA 01581. Our telephone number is (508) 870-5959 and our website address is www.kopin.com. The information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 30, 2023, and in our updates to those Risk Factors in our proxy statements, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement. For further details, see the sections entitled “Where You Can Find More Information”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “could,” “would,” “seeks,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as may otherwise be required by the federal securities laws.

We have identified the following important factors that could cause actual results to differ materially from those discussed in our forward-looking statements. Such factors may be in addition to the risks described in Part I, Item 1A. “Risk Factors;” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and other parts of our most recent Form 10-K. These factors include: our ability to source semiconductor components and other raw materials used in the manufacturing of our products amidst continued intermittent shortages, including from new and alternative suppliers; our ability to prosecute and defend our proprietary technology aggressively or successfully; our ability to retain personnel with experience and expertise relevant to our business; our ability to invest in research and development to achieve profitability even during periods when we are not profitable; any disruptions or delays in our supply chains, particularly with respect to semiconductor components, whether resulting from regional or global geopolitical developments or otherwise; our ability to continue to introduce new products in our target markets; our ability to generate revenue growth and positive cash flow, and reach profitability; the strengthening of the U.S. dollar and its effects on the price of our products in foreign markets; the impact of new regulations and customer demands relating to conflict minerals; our ability to obtain a competitive advantage in the wearable technologies market through our extensive portfolio of patents, trade secrets and non-patented know-how; our ability to grow within our targeted markets; the importance of small form factor displays in the development of defense, consumer, and industrial products such as thermal weapon sights, safety equipment, virtual and augmented reality gaming, training and simulation products and metrology tools; the suitability of our properties for our needs for the foreseeable future; and our need to achieve and maintain positive cash flow and profitability.

3

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures, research and development, and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

4

PLAN OF DISTRIBUTION

We may sell the offered securities in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

●	through underwriters or dealers;

●	through agents; or

●	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

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One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless stated otherwise in the applicable prospectuses.

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

We may engage in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The terms of such “at the market offerings” will be set forth in the applicable prospectus supplement. We may engage an agent to act as a sales agent in such “at the market offerings” on a best efforts basis using commercially reasonable efforts consistent with normal trading and sales practices, on mutually agreed terms between such agent and us. We will name any agent involved in such “at the market offerings” of securities and will list commissions payable by us to these agents in the applicable prospectus supplement.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

6

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We may offer and sell, at any time and from time to time:

●	Shares of our common stock;
●	Shares of our preferred stock;
●	Warrants to purchase shares of our common stock, preferred stock and/or debt securities;
●	Debt securities consisting of debentures, notes or other evidences of indebtedness; or
●	Any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

7

DESCRIPTION OF OUR COMMON STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.01 per share, and 3,000 shares of preferred stock, par value $.01 per share, which may be issued in one or more series. The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of March 7, 2024 we had 118,428,003 shares of common stock outstanding and no shares of preferred stock outstanding.

Dividends. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors (the “Board”), subject to any preferential dividend rights of any outstanding Preferred Stock.

Conversion Rights. The shares of common stock are not convertible into other securities.

Sinking Fund Provisions. Our common stock does not have any sinking fund provisions.

Redemption Provisions. Our common stock has no right to redemption.

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Liquidation Rights. If we are liquidated or dissolved, holders of our common stock will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares they hold. Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

Preemption Rights. Our common stock has no right to preemption.

Anti-Takeover Provisions. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) those shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or subsequent to such date, the business combination is approved by the Board and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

8

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors;
●	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum;
●	provide our Board with the ability to amend or repeal our Bylaws, or adopt new bylaws without stockholder approval;
●	provide our Board with the ability to increase or decrease the size of the Board without stockholder approval; and
●	provide that stockholders do not have the right to call a special meeting of stockholders.

Such provisions may have the effect of discouraging a third party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of Kopin. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Kopin outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Stock Exchange Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “KOPN.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF OUR PREFERRED STOCK

The Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of the Board, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;
●	the number of shares offered, the liquidation preference per share and the purchase price;
●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption, if applicable;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);
●	voting rights, if any, of the preferred stock;
●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;
●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and
●	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific class or series of preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

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DESCRIPTION OF OUR WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock or preferred stock or other securities issued by us. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the Registration Statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;
●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the common stock, preferred stock or debt securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	any redemption or call provisions;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Indenture Act”), as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the Registration Statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Indenture Act.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;
●	the aggregate principal amount;
●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
●	any limit on the aggregate principal amount;
●	the date or dates on which principal is payable;
●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
●	the place or places where principal and, if applicable, premium and interest, is payable;
●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
●	the currency of denomination;
●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
●	the provisions, if any, relating to any collateral provided for such debt securities;
●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
●	any events of default, if not otherwise described below under “Default and Notice;”
●	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.

If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

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Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

No Protection in the Event of Change of Control

Any indenture that governs our debt securities covered by this prospectus may not have any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

●	failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

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●	failure to make a payment of any interest on any debt security of such series when due;
●	failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;
●	certain events relating to our bankruptcy, insolvency or reorganization; and
●	certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

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Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Indenture Act, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain a website at www.kopin.com. However, the information on our website is not incorporated by reference into this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	Our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 filed on March 14, 2024;
●	Our Current Report on Form 8-K filed on January 30, 2024; and
●	The description of our common stock, par value $.01 per share contained in our Current report on Form 8-K filed on March 31, 2017.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this initial registration statement and prior to the effectiveness of this registration statement, but excluding any information furnished to and not filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by contacting us at the following address and telephone number: Kopin Corporation, Attn: Investor Relations, 125 North Drive Westborough, MA 01581, telephone: (508) 870-5959.

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LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Morgan, Lewis & Bockius LLP will provide opinions regarding certain legal matters. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Kopin Corporation as of December 30, 2023 and December 31, 2022 and for each of the years in the three-year period ended December 30, 2023 incorporated in this Prospectus by reference from the Kopin Corporation Annual Report on Form 10-K for the year ended December 30, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Stifel

January 24, 2025